EXHIBIT 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

AMPEX ANNOUNCES RELEASE DATE OF

THIRD QUARTER 2005 EARNINGS

Will do Conference Call

REDWOOD CITY, Calif., November 7, 2005 – Ampex Corporation (Nasdaq:AMPX) today announced that it intends to file its Form 10-Q for the quarter ended September 30, 2005 with the Securities and Exchange Commission at approximately 9:00 am eastern time on November 14, 2005. The Company will also simultaneously issue its third quarter earnings release to the press, and a copy of the earning release will be posted on the Company’s website (www.ampex.com).

Edward Bramson, Chairman, and Craig McKibben, Vice President and CFO, will preside over a conference call with analysts, media and shareholders to review the Company’s third quarter operating results. The conference call is scheduled to begin at 4:15 p.m. eastern time on November 14, 2005. To access the conference call, interested parties residing in the U.S. should dial 866-814-8399 and parties residing outside the U.S. should dial 703-639-1366 a few minutes before the start of the call. The identification number for the call is 804904. In addition, an audio replay of the call will be available on the Ampex website from 9:00 am eastern time on November 15, 2005 to 9:00 am on November 22, 2005.

Ampex Corporation, www.ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This release may contain information about the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by such forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties disclosed in its Annual report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as other documents periodically filed with the Securities and Exchange Commission.